Exhibit 99.1

MICT raises $25 million through a convertible note, with a conversion price at $1.41 per share and agrees to buy a multi-national financial technology group.

The simultaneous transactions mark a significant milestone in MICT’s growth strategy.

Montvale, NJ – November 8th, 2019 MICT, Inc. (Nasdaq: MICT), (the “Company”), announced today that it has agreed to close on a $25 million private placement of convertible notes, converting automatically at $1.41 per share at the closing of an acquisition by the company of Global Fintech Holdings Ltd (GFH), which acquired the ParagonEX Limited group of companies and the trading companies of BNN Technology PLC.

This $25 million funding, together with $7.25 million raised recently, substantially improves MICT’s balance sheet, permitting the Company to support its growth strategy of diversifying into the global fintech industry, with the aim of unlocking substantial shareholder value. The acquisition of GFH gives MICT ownership of world-class proprietary technology platforms in the fintech arena, as well as access to the rapidly expanding Chinese fintech marketplace. GFH is well positioned to become a major player in several verticals in China, as well as an acquirer in the consolidating online CFD (Contracts for Differences) trading industry. This dual faceted growth strategy offers MICT's shareholders an opportunity to benefit from accelerated growth of the group.

Through its newly acquired subsidiaries, GFH is already a successful and profitable business, providing its platforms within the financial trading and Contracts for Difference (CFD) sectors in Europe, the Middle East, and Asia. GFH expects over the coming months to implement its program to acquire substantial revenues of significant players in the sector, resulting in rapid growth and the contribution of significant profitability to the MICT group.

Upon closing of the merger, the combined MICT group is expected to have a strong balance sheet with over $25 million of cash, enabling the Company to pursue a revenue acquisitions program and to materialize significant fintech opportunities in China.

David Lucatz, CEO of MICT, said, “We strongly believe that our strategic decision to diversify into the fintech space will contribute very positively to value for our present and future shareholders. The funding raised enables us to acquire GFH, a very exciting fintech company with world class technological assets, operational management and significant profitability. The combination of strong cash reserves and abundant opportunities will facilitate substantial earnings growth for the Company.”

Darren Mercer who recently joined the Board of MICT and is a director and officer of GFH, added, “The opportunity to be a part of the MICT group is a very exciting proposition for us. The GFH group of companies brings to MICT a suite of world-leading technology platforms that are product-agnostic and can support all our new ventures within the fintech space, be they through acquisition or through organic growth, including in the very significant Chinese marketplace. Supported by MICT’s strong balance sheet and our combined cash resources, we believe it is a very exciting time for all new and existing MICT shareholders.”

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THIS PRESS RELEASE CONTAINS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE ANY SHARES OF THE COMMON STOCK OF MICT. IN CONNECTION WITH THE PROPOSED ACQUISITION, MICT INTENDS TO FILE A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. STOCKHOLDERS OF MICT ARE URGED TO READ MICT’S PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO MICT’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. MICT’S STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS (WHEN AVAILABLE) FREE OF CHARGE AT THE SEC’S WEB SITE, HTTP://WWW.SEC.GOV. IN ADDITION, THEY MAY OBTAIN FREE COPIES OF THESE BY CONTACTING MICT’S SECRETARY, 28 WEST GRAND AVENUE, SUITE 3, MONTVALE, NJ 07645. MICT’S STOCKHOLDERS ALSO MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E. WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 OR VISIT THE SEC’S WEBSITE FOR FURTHER INFORMATION ON ITS PUBLIC REFERENCE ROOM.

MICT, ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FORTHCOMING SOLICITATION OF PROXIES FROM THE HOLDERS OF MICT COMMON STOCK IN CONNECTION WITH THE PROPOSED TRANSACTION. A LIST OF THE NAMES AND OTHER INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF MICT IS AVAILABLE IN MICT’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, FILED WITH THE SEC ON APRIL 1, 2019. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.

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Forward Looking Statements

Note: This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories markets, potential changes in customer spending; acceptance of product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as critical accounting estimates, as well as other significant accounting estimates made in the preparation of financial statements; as well as geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors. Any forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the transaction, SEC regulatory review of our filings related to the transaction and the continuing determination of MICT’s Board of Directors that the transaction is in the best interests of all stockholders. MICT and GFH assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through Micronet Ltd. (“Micronet”), a former subsidiary, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

For further information, please contact:

MICT, Inc. info@mict-inc.com +1 (201) 225-0190